The information in this preliminary pricing supplement is not complete and may be changed.

Preliminary Pricing Supplement      SUBJECT TO COMPLETION      February 6, 2008

                   Pricing Supplement dated February [ ], 2008
          to the Product Prospectus Supplement dated January 7, 2008, the Prospectus Supplement dated February 28, 2007 and
                      the Prospectus dated January 5, 2007

   [RBC LOGO]               $

                            Royal Bank of Canada
                            Principal Protected Currency Linked Notes, due February 26, 2010, Linked to the Positive Performance of a Basket of Asian Currencies


     Royal Bank of Canada is offering the principal protected notes whose return is linked to the performance of the Reference Assets described below, which may be described in greater detail in the reference asset supplement attached to the product prospectus supplement as Annex A (the "reference asset supplement"). The prospectus dated January 5, 2007, the prospectus supplement dated February 28, 2007 and the product prospectus supplement dated January 7, 2008 describe terms that will apply generally to the principal protected notes, including any notes you purchase. Capitalized terms used but not defined in this pricing supplement shall have the meanings given to them in the product prospectus supplement. In the event of any conflict, this pricing supplement will control.


Issuer:                    Royal Bank of Canada ("Royal Bank").

Issue:                     Senior Global Medium-Term Notes, Series C

Underwriter:               RBC Capital Markets Corporation

Interest rate              We will not pay you interest during the term of the
(coupon):                  notes.

Principal Protection:      100%

Reference Assets:          The payment at maturity on the Notes are linked to
                           the value of a weighted basket (the "Basket") consisting of five currencies (each a "Basket
                           Currency," and together, the `"Basket Currencies").
                           Such weightings will be achieved by providing a Component Weight for each Basket Currency.

                           Basket Currency                Component Weight            Initial Reference Rate
                           ---------------                ----------------            ----------------------
                                                                               (expressed in foreign currency per
                                                                                           U.S. dollar)
                                                                                           ------------
                           Indian rupee/INR                     20%

                           Indonesian rupiah/IDR                20%

                           South Korean won/KRW                 20%

                           Thai baht/THB                        20%

                           Malaysian ringgit/MYR                20%

Incorporated risk          The notes are subject to the risks set forth under
factors:                   the heading "General Risks" in the product prospectus
                           supplement. In addition to those General Risks, the notes are also subject to the risks described in the product prospectus supplement on PS-9 in the section entitled "Risks Specific To Notes Linked To The
                           Performance Of A Currency, A Currency Index Or A
                           Basket Of Currencies Or Currency Indices."

Initial Valuation          February 26, 2008
Date:

Issue Date:                February 29, 2008

Maturity Date:             February 26, 2010

Term:                      The term of your notes is approximately 2 years.

Participation Rate:        100%

Payment at                 At maturity, the investor receives the principal
Maturity:                  amount invested (the "Principal Amount") plus an
                           amount equal to the greater of:
                                 1.   Zero (0%); and
                                 2.   The Principal Amount multiplied by the
                                      Basket Performance

Basket Performance:        The Basket Performance is equal to the weighted
                           return of the Basket Currencies and is calculated using the following formula:

       INR(I) - INR(F)           IDR(I) - IDR(F)           KRW(I) - KRW(F)          THB(I) - THB(F)           MYR(I) - MYR(F)
20% x (---------------) + 20% x (---------------) + 20% x (---------------)+ 20% x (---------------) + 20% x (---------------)
            INR(F)                    IDR(F)                    KRW(F)                   THB(F)                    MYR(F)

                           Where, INR(I), IDR(I), KRW(I), THB(I) and MYR(I) are the Initial Rates for INR, IDR, KRW, THB and MYR, respectively; INR(F), IDR(F), KRW(F), THB(F) and MYR(F) are the Final Rates for INR, IDR, KRW, THB and MYR, respectively.

Special features of        The notes are principal protected currency linked
the notes:                 notes offering participation in the performance of
                           the Reference Assets at maturity. If the Basket
                           Performance is zero or negative, the return on the notes will be limited to the principal amount. See the section "Certain Features of the Notes" beginning on Page PS-25 in the product prospectus supplement.

U.S. tax treatment         We intend to treat the notes as subject to the
                           special rules applicable to contingent payment debt obligations for U.S. federal income tax purposes. In accordance with these rules, you will be required to accrue interest income in accordance with the comparable yield and projected payment schedule for your notes. You should call RBC Capital Markets toll free at (866) 609-6009 to obtain this information.
                           For a detailed discussion of the tax consequences of owning and disposing of your notes, please see the discussion under "Supplemental Discussion of Federal
                           Income Taxes" in the accompanying product supplement, "Certain Income Tax Consequences" in the accompanying prospectus supplement, and "Tax Consequences" in the accompanying prospectus. You should consult your tax advisor about your own tax situation.

Minimum                    $1,000 (except for certain non-U.S. investors for
Investment:                whom the minimum investment will be higher)

Denomination:              $1,000 (except for certain non-U.S. investors for
                           whom the denomination will be higher)

Final Valuation            February 23, 2010, subject to extension for market
Date:                      and other disruptions.

Determination of           The Reference Rate for each of the Basket Currencies
Final Reference            will be determined by reference to the exchange rates
Rates:                     for spot settlement for the Basket Currencies, as
                           defined in the reference asset supplement to the product prospectus supplement in the section
                           "Currency Exchange Rates" on page R-28. In certain circumstances, the Final Reference Rate for the Reference Assets will be based on an alternate calculation for each Currency as described under "Unavailability of the Reference Price on a Valuation
                           Date -- Reference Asset Consisting of Individual
                           Foreign Currencies" in the product prospectus supplement.

Clearance and              DTC global (including through its indirect
Settlement:                participants Euroclear and Clearstream, Luxembourg as
                           described under "Description of Debt Securities --
                           Ownership and Book-Entry Issuance" in the accompanying prospectus).

Currency:                  U.S. dollars.

Listing: The notes will not be listed on any securities exchange or quotation system.

CUSIP:                     78008EZ34

Calculation agent:          The Bank of New York.

Terms Incorporated         All of the terms appearing above the item captioned
In the Master Note:        "Listing" on the cover page of this pricing
                           supplement and the terms appearing under the caption
                           "Additional Terms of the Principal Protected Notes" in the product prospectus supplement with respect to principal protected notes dated January 7, 2008.

Your investment in the notes involves certain risks. See "Additional Risk Factors Specific to Your Notes" beginning on page PS-1 of the product supplement to read about investment risks relating to the principal protected notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or passed upon the accuracy of this pricing supplement or the accompanying prospectus, prospectus supplement and product prospectus supplement. Any representation to the contrary is a criminal offense.

                                                                            Per note          Total
                                                                            --------          -----
Price to public.....................................................     100%             $
Underwriting discounts and commission...............................     %                $
Proceeds to Royal Bank..............................................     %                $

The price to purchasers who maintain accounts with participating dealers in which asset-based fees are charged is __% and the concession paid to such dealers is __%. The price at which you purchase the notes includes hedging costs and profits that Royal Bank or its affiliates expect to incur or realize. These costs and profits will reduce the secondary market price, if any secondary market develops, for the notes. As a result, you may experience an immediate and substantial decline in the value of your notes on the issue date.

If the notes priced today, RBC Capital Markets Corporation, which we refer to as RBCCM, acting as agent for Royal Bank of Canada, would receive a commission of approximately $23.75 per $1,000 principal amount note and would use a portion of that commission to allow selling concessions to other dealers of up to $23.75 per $1,000 principal amount note. The other dealers may forgo, in their sole discretion, some or all of their selling concessions. If the notes priced today, the price of the notes would also include a profit of $10.00 per $1,000 principal amount note earned by Royal Bank of Canada in hedging its exposure under the notes. In no event will the total of the commission received by RBCCM, which includes concessions to be allowed to other dealers, and the hedging profits of Royal Bank of Canada exceed $48.75 per $1,000 principal amount note.

We may use this pricing supplement in the initial sale of principal protected notes. In addition, RBC Capital Markets Corporation or another of our affiliates may use this pricing supplement in a market-making transaction in principal protected notes after its initial sale. Unless we or our agent informs the purchaser otherwise in the confirmation of sale, this pricing supplement is being used in a market-making transaction.

The notes will not constitute deposits insured under the Canada Deposit Insurance Corporation or by the U.S. Federal Deposit Insurance Corporation or any other Canadian or U.S. governmental agency or instrumentality.


                         ADDITIONAL TERMS OF YOUR NOTES

You should read this pricing supplement together with the accompanying product prospectus supplement and reference asset supplement, dated January 7, 2008, the accompanying prospectus, dated January 5, 2007 and the accompanying prospectus supplement, dated February 28, 2007. The information in the accompanying product supplement, prospectus and prospectus supplement is supplemented by, and to the extent inconsistent therewith replaced and superseded by, the information in this pricing supplement. You should carefully consider, among other things, the matters set forth under "Additional Risk Factors" in the product prospectus supplement and the matters set forth under "Risk Factors" in the prospectus supplement dated February 28, 2007 as the principal protected notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the principal protected notes.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

o    Prospectus dated January 5, 2007:
     http://www.sec.gov/Archives/edgar/data/1000275/000090956707000025/
     o34295e424b3.htm

o    Prospectus Supplement dated February 28, 2007:
     http://www.sec.gov/Archives/edgar/data/1000275/000090956707000285/
     o35030e424b3.htm

o    Product Prospectus Supplement dated January 7, 2008:
     http://www.sec.gov/Archives/edgar/data/1000275/000121465908000021/
     f1383424b3.txt

Our SEC file number is 333-139359. As used in this pricing supplement, the "Company," "we," "us," or "our"refers to Royal Bank of Canada.


                              Hypothetical Returns

                 Sample Calculations of the Payment at Maturity

The examples set forth below are included for illustration purposes only. The reference rates of the Basket Currencies used to illustrate the calculation of Basket Performance are neither estimates nor forecasts of the references rates of the Basket Currencies on the initial valuation date or the final valuation date on which the calculation of the Basket Performance, and in turn the payment at maturity, will depend. All examples assume that a holder has purchased Notes with an aggregate principal amount of $10,000, with a participation rate of 100% and that no extraordinary event has occurred.



Example 1--       Calculation of the payment at maturity where the Basket
                  Performance is greater than or equal to 0%.
                  Basket Performance:     55% (the Basket Currencies have
                                          appreciated versus the US dollar)
                  Payment at Maturity:    $10,000 + ($10,000 x 55%) = $10,000 +
                                          $5,500 = $15,500
                  On a $10,000 investment, a 55% Basket Performance results in a payment at maturity of $15,500, a 55% return on the Notes.



Example 2--       Calculation of the payment at maturity where the Basket
                  Performance is less than 0%.
                  Basket Performance:     -25% (the Basket Currencies have
                                          depreciated versus the US dollar)
                  Payment at Maturity:    The Payment at Maturity cannot be less
                                          than zero; therefore, the Payment at
                                          Maturity will be limited to the
                                          Principal Amount.
                  On a $10,000 investment, a -25% Basket Performance results in a payment at maturity of $10,000, a 0% return on the Notes.


                             Historical Information


The graphs below set forth the historical performance of each Reference Asset. In addition, below the graph is a table setting forth the intra-day high, intra-day low and period-end closing rates of each Reference Asset. The information provided in this table is for the second, third and fourth quarters of 2004, the four quarters of 2005, 2006 and 2007, as well as for the period from January 1, 2008 through February 3, 2008.

We obtained the information regarding the historical performance of the Reference Asset in the charts below from Bloomberg Financial Markets and Factset Research Systems Inc.

We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets and Factset Research Systems Inc. The historical performance of the Reference Assets should not be taken as an indication of future performance, and no assurance can be given as to the market rate of the Reference Assets on the final valuation date. We cannot give you assurance that the performance of the Reference Assets will result in any return in addition to your initial investment.

                           Value in USD of one (1) INR
                                (Feb-98 - Feb-07)
                                 [CHART OMITTED]



                                                                                                  Period-End
                                               High Intra-Day           Low Intra-Day          Closing Rate of
   Period-Start           Period-End            Rate of the              Rate of the            the Reference
       Date                  Date             Reference Asset          Reference Asset              Asset
       ----                  ----             ---------------          ---------------              -----
     4/1/2004             6/30/2004               46.285                   43.28                    46.06
     7/1/2004             9/30/2004               46.515                   45.625                   45.95
    10/1/2004            12/31/2004               45.9475                  43.44                    43.46

     1/1/2005             3/31/2005               44.085                   43.305                   43.745
     4/1/2005             6/30/2005               43.845                   43.2625                  43.485
     7/1/2005             9/30/2005               44.15                    43.13                    44.015
    10/1/2005            12/30/2005               46.39                    44.0575                  45.05

     1/1/2006             3/31/2006               45.135                   44.02                    44.6225
     4/1/2006             6/30/2006               46.56                    44.55                    46.04
     7/1/2006             9/29/2006               47.05                    45.77                    45.925
    10/1/2006            12/29/2006               45.9715                  44.13                    44.26

     1/1/2007             3/31/2007               44.695                   43.025                   43.4725
     4/1/2007             6/30/2007               43.29                    40.285                   40.7
     7/1/2007             9/30/2007               41.715                   39.62                    39.77
    10/1/2007            12/31/2007               39.97                    39.185                   39.415

     1/1/2008              2/3/2008               39.775                   39.22                    39.36


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                           Value in USD of one (1) IDR
                                (Feb-98 - Feb-07)
                                 [CHART OMITTED]




                                                                                                  Period-End
                                               High Intra-Day           Low Intra-Day          Closing Rate of
   Period-Start           Period-End            Rate of the              Rate of the             the Reference
       Date                  Date             Reference Asset          Reference Asset               Asset
       ----                  ----             ---------------          ---------------               -----
     4/1/2004             6/30/2004                9595                     8560                     9400
     7/1/2004             9/30/2004                9405                     8800                     9155
    10/1/2004            12/31/2004                9385                     8910                     9270

     1/1/2005             3/31/2005                9536                     9115                     9465
     4/1/2005             6/30/2005                9806                     9420                     9760
     7/1/2005             9/30/2005               11800                     9695                    10300
    10/1/2005            12/30/2005               10451                     9653                     9830

     1/1/2006             3/31/2006                9846                     9003                     9070
     4/1/2006             6/30/2006                9565                     8694                     9263
     7/1/2006             9/29/2006                9311                     9025                     9223
    10/1/2006            12/29/2006                9238                     8988                     8994

     1/1/2007             3/31/2007                9263                     8943                     9121
     4/1/2007             6/30/2007                9158                     8640                     9025
     7/1/2007             9/30/2007                9580                     8965                     9105
    10/1/2007            12/31/2007                9453                     9023                     9400

     1/1/2008              2/3/2008                9499                     9185                     9210


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                           Value in USD of one (1) KRW
                                (Feb-98 - Feb-07)
                                 [CHART OMITTED]



                                                                                                  Period-End
                                               High Intra-Day           Low Intra-Day          Closing Rate of
   Period-Start           Period-End            Rate of the              Rate of the            the Reference
       Date                  Date             Reference Asset          Reference Asset              Asset
       ----                  ----             ---------------          ---------------              -----
     4/1/2004             6/30/2004               1194.2                   1140.3                   1155.45
     7/1/2004             9/30/2004               1173.85                  1141                     1151.85
    10/1/2004            12/31/2004               1155.5                   1034.95                  1035.1

     1/1/2005             3/31/2005               1059.5                    989.22                  1015.45
     4/1/2005             6/30/2005               1034.5                    994.5                   1034.5
     7/1/2005             9/30/2005               1057                     1010.4                   1042.4
    10/1/2005            12/30/2005               1062.3                   1006.05                  1010

     1/1/2006             3/31/2006               1010.5                    957.05                   971.65
     4/1/2006             6/30/2006                972.35                   927.4                    948.7
     7/1/2006             9/29/2006                967.5                    940.2                    946.5
    10/1/2006            12/29/2006                966.7                    913.1                    930

     1/1/2007             3/31/2007                951.95                   923.9                    940.6
     4/1/2007             6/30/2007                940.9                    922.35                   923.6
     7/1/2007             9/30/2007                952.4                    911.95                   915.25
    10/1/2007            12/31/2007                947.4                    899.7                    936.05

     1/1/2008              2/3/2008                955.75                   931.85                   942.1


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                           Value in USD of one (1) THB
                                (Feb-98 - Feb-07)
                                 [CHART OMITTED]



                                                                                                  Period-End
                                               High Intra-Day           Low Intra-Day          Closing Rate of
   Period-Start           Period-End            Rate of the              Rate of the            the Reference
       Date                  Date             Reference Asset          Reference Asset              Asset
       ----                  ----             ---------------          ---------------              -----
     4/1/2004             6/30/2004               41.04                    38.99                    40.93
     7/1/2004             9/30/2004               41.78                    40.59                    41.4
    10/1/2004            12/31/2004               41.52                    38.85                    38.92

     1/1/2005             3/31/2005               39.43                    38.17                    39.12
     4/1/2005             6/30/2005               41.38                    39.04                    41.33
     7/1/2005             9/30/2005               42.19                    40.79                    41.05
    10/1/2005            12/30/2005               41.46                    40.72                    41.03

     1/1/2006             3/31/2006               41.06                    38.53                    38.88
     4/1/2006             6/30/2006               38.96                    37.44                    38.12
     7/1/2006             9/29/2006               38.35                    37.2                     37.57
    10/1/2006            12/29/2006               37.7                     35.08                    35.45

     1/1/2007             3/31/2007               36.18                    31.45                    32.4
     4/1/2007             6/30/2007               33.65                    31.4                     31.7
     7/1/2007             9/30/2007               33.85                    28.99                    31.88
    10/1/2007            12/31/2007               31.97                    29                       29.8

     1/1/2008              2/3/2008               32.24                    29.24                    30.98


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                           Value in USD of one (1) MYR
                                (Feb-98 - Feb-07)
                                 [CHART OMITTED]



                                                                                                  Period-End
                                               High Intra-Day           Low Intra-Day          Closing Rate of
   Period-Start           Period-End            Rate of the              Rate of the            the Reference
       Date                  Date             Reference Asset          Reference Asset              Asset
       ----                  ----             ---------------          ---------------              -----
     4/1/2004             6/30/2004                3.8025                   3.795                    3.8
     7/1/2004             9/30/2004                3.8049                   3.795                    3.8
    10/1/2004            12/31/2004                3.803                    3.795                    3.8

     1/1/2005             3/31/2005                3.805                    3.7902                   3.8
     4/1/2005             6/30/2005                3.8025                   3.7975                   3.8
     7/1/2005             9/30/2005                3.8                      3.7405                   3.769
    10/1/2005            12/30/2005                3.7812                   3.7605                   3.7795

     1/1/2006             3/31/2006                3.7797                   3.6823                   3.6831
     4/1/2006             6/30/2006                3.6975                   3.5735                   3.6745
     7/1/2006             9/29/2006                3.6965                   3.6305                   3.688
    10/1/2006            12/29/2006                3.698                    3.5217                   3.528

     1/1/2007             3/31/2007                3.53                     3.448                    3.4575
     4/1/2007             6/30/2007                3.4913                   3.38                     3.4525
     7/1/2007             9/30/2007                3.5265                   3.3985                   3.4075
    10/1/2007            12/31/2007                3.4255                   3.3025                   3.3067

     1/1/2008              2/3/2008                3.314                    3.2315                    3.2355


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                       Specific Investment Considerations

The notes are intended to be held to maturity. Your principal is only protected (to the extent specified on the front cover of this pricing supplement) if you hold the notes until maturity. If you sell your notes in the secondary market prior to maturity, you will not receive principal protection on the portion of your notes sold and may incur a substantial loss. There may be little or no secondary market for the notes. In addition, the price at which you purchase the notes includes hedging costs and profits that Royal Bank or its affiliates expect to incur or realize. These costs and profits will reduce the secondary market price, if any secondary market develops, for the notes. As a result, you may experience an immediate and substantial decline in the value of your notes on the issue date.

You may not realize a gain on the note. If the Basket Performance is zero or negative on the final valuation date, the payment at maturity with respect to each note will be limited to the principal amount. This will be true, even where the Basket Performance was positive as of some date or dates prior to the final valuation date, because the payment at maturity will be calculated solely on the basis of the Basket Performance (or otherwise determined by the calculation agent, in the case of a market disruption event) as of the final valuation date. The notes are intended to be held to maturity.

The notes are unsecured. The notes are solely the unsecured obligations of Royal Bank. An investment in the notes does not constitute a deposit and neither the notes nor your investment in the notes are insured by the Canada Deposit Insurance Corporation, the Federal Deposit Insurance Corporation or any other private or governmental agency. The business and affairs of Royal Bank may affect the market value of your Notes.

The values of the Basket Currencies and the U.S. Dollar are affected by many complex factors. The Basket Currency exchange rates are a result of the supply of and demand for each currency, and changes in foreign exchange rates may result from the interactions of many factors including economic, financial, social and political conditions in the United States, India, Indonesia, South Korea, Thailand and Malaysia. These conditions include, for example, the overall growth and performance of the economies of the United States and the Basket Currencies; the trade and current account balances between the U.S. on the one hand and the Basket Currencies on the other; the financing and capital account balances between the U.S. on the one hand and the Basket Currencies on the other; market interventions by the Federal Reserve Board or the respective governmental and banking authorities responsible for setting foreign exchange policies in India, Indonesia, South Korea, Thailand and Malaysia; inflation, interest rate levels, the performance of stock markets, and the stability of the governments and banking systems in the United States and the Basket Currencies; wars that any of the United States and the Basket Currencies are directly or indirectly involved in or wars that occur anywhere in the world; major natural disasters in the United States and the Basket Currencies; and other foreseeable and unforeseeable events.

Certain relevant information relating to the Basket Currencies may not be as well known or as rapidly or thoroughly reported in the United States as comparable United States developments. Prospective purchasers of the notes should be aware of the possible lack of availability of important information that can affect the value of the Basket Currencies relative to the U.S. Dollar and must be prepared to make special efforts to obtain that information on a timely basis.

The liquidity, market value and maturity payment amount of the notes could be affected by the actions of the governments of the Basket Currencies. Exchange rates of the currencies of most economically developed nations and of many other nations, including India, Indonesia, South Korea and Thailand, are "floating," meaning they are permitted to fluctuate in value relative to the U.S. Dollar. The Malaysian ringgit currently operates in a "managed float," where the central bank of Malaysia monitors the exchange rate for the Malaysian ringgit against a basket of currencies, the components of which are not disclosed. However, governments of many nations, from time to time, may change their policy with respect to the "floating" or "managed float" policy that relates to their currency in response to economic forces. Governments, including the governments of India, Indonesia, South Korea, Thailand and Malaysia use a variety of techniques, such as intervention by their central banks or imposition of regulatory controls or taxes, to affect the exchange rates of their respective currencies. Governments may also issue a new currency to replace an existing currency or alter its exchange rate or relative exchange characteristics by devaluing or revaluing the currency. Thus, a special risk in purchasing the notes is that their liquidity, trading value and amounts payable could be affected by the actions of the governments of India, Indonesia, South Korea, Thailand and Malaysia that could change or interfere with currency valuations that are currently determined by current market practices, by fluctuations in response to other market forces, and the movement of currencies across borders. There will be no adjustment or change in the terms of the notes if exchange rates become fixed, if there is any devaluation or revaluation or imposition of exchange or other regulatory controls or taxes, if there is an issuance of a replacement currency, or if other developments affect any or all of the Basket Currencies, the U.S. Dollar, or any other currency.

Potential conflicts of interest. We and our affiliates expect to engage in trading activities related to the Reference Assets that may present a conflict between the holders' interest in the notes and the interests we and our affiliates will have in their proprietary accounts, in facilitating transactions, including options and other derivatives transactions, for their customers and in accounts under their management. These trading activities could influence the rates of the Reference Assets and, therefore, the market value of the notes.

Insurance companies, employee benefit plans and non-U.S. holders. Any insurance company or fiduciary of a pension plan or other employee benefit plan or any non-U.S. holder of the notes should consult with its own advisors to determine whether an investment in the notes is suitable for you. Non-U.S. holders are subject to particular risks that are not described in the product supplement.


                        Supplemental Plan of Distribution

     We expect that delivery of the Notes will be made against payment for the Notes on or about February 29, 2008 which is the third business day following the Initial Valuation Date (this settlement cycle being referred to as "T+3"). See "Supplemental Plan of Distribution" in the prospectus supplement dated February 28, 2007.

     No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this pricing supplement, the accompanying prospectus, prospectus supplement or product prospectus supplement and, if given or made, such information or representation must not be relied upon as having been authorized by Royal Bank of Canada or the Underwriter. This pricing supplement, the accompanying prospectus, prospectus supplement and product prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities described in this pricing supplement nor do they constitute an offer to sell or a solicitation of an offer to buy the securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The delivery of this pricing supplement, the accompanying prospectus, prospectus supplement and product prospectus supplement at any time does not imply that the information they contain is correct as of any time subsequent to their respective dates.



                                        $


                                   [RBC LOGO]
                              Royal Bank of Canada

                    Senior Global Medium-Term Notes, Series C

        Principal Protected Currency Linked Notes, due February 26, 2010

       Linked to the Positive Performance of a Basket of Asian Currencies



                                February _, 2008